Exhibit 99.2

                                       FILED
COURTESY COPY                      JUL 29 2008
                              STATE COURT OF CLAIMS
                                   ALBANY, NY


STATE OF NEW YORK                                   COURT OF CLAIMS
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GYRODYNE COMPANY OF AMERICA, INC.,

                                       Claimant,   DECISION AND ORDER

                 -V-

THE STATE OF NEW YORK(1),                          Claim No.   112279
                                                   Motion Nos. M-74174
                                                               M-74909

                                       Defendant.

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BEFORE:          HON. JAMES J. LACK
                 Judge of the Court of Claims

APPEARANCES:     For Claimant:
                 Robinson & Cole, LLP
                 By: Joseph L. Clasen, Esq. and
                 David E. Ross, Esq.

                 For Defendant:
                 Andrew M. Cuomo, New York State Attorney General
                 By: J. Gardner Ryan, Assistant Attorney General

                    =========================================

     This claim involves the appropriation of 245 acres of land and improvements belonging to Gyrodyne Company of America, Inc. (hereinafter "claimant"). The land is located in St. James, New York. The appropriation of the 245 acres is a partial taking of a 310 acre parcel of land.


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     (1) The Court sua spante amends the caption to read The State of New York as the properly named Defendant.

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Claim No. 112279, Motion Nos. M-74174, M-74909                            Page 2


     By two motions, defendant seeks an extension of time to file appraisals until November 10, 2008.

     The land was appropriated by the State ofNew York (hereinafter "defendant") on November 2, 2005. Claimant served its claim on May 10, 2006. According to the Uniform Rules for the Court of Claims ss.206.21(b), the parties' appraisals were to be filed in the Clerk's Office by November 10, 2006. The parties stipulated to extensions of time to file the appraisals. The first extension was until May 2, 2007 and the second was until November 5, 2007. On November 5, 2007, defendant filed a motion (M-74174) for an extension of time to file its appraisal until May 6, 2008(2). Thereafter, on May 5, 2008, defendant filed a second motion (M-74909)(3) for an extension of time to file its appraisal until November 10, 2008.(4)

     In support of the first motion, defendant submitted the Affidavit of its appraiser, Kenneth Golub. Mr. Golub states that beginning in August 2007, his work schedule was constrained due to an illness in his family and his father's death in October 2007. In addition to Mr. Golub's personal


--------------

     (2) The following papers have been read and considered on defendant's motion: Notice of Motion dated November 5, 2007 and filed November 5, 2007; Affirmation in Support of J. Gardner Ryan, Esq. dated November 5, 2007 and filed November 5, 2007; Affidavit of Kenneth L. Golub sworn to November 1, 2007 and filed November 5, 2007; Affirmation of David E. Ross in Partial Opposition to Defendant's Motion for Extension of Time dated November 5, 2007 and filed November 7, 2007.

     (3) The following papers have been read and considered on defendant's motion: Notice of Motion dated April 30, 2008 and filed May 5, 2008; Affirmation of J. Gardner Ryan, Esq. dated April 30, 2008 and filed May 5, 2008; Affidavit of Kenneth L. Golub sworn to April 30, 2008 and filed May 5, 2008; Affirmation of Joseph L. Clasen in Opposition to Defendant's Second Motion for an Extension of Time to Exchange Expert Discovery dated May 7, 2008 and filed May 8, 2008; Affidavit of David E. Ross in Opposition to Defendant's Second Motion for an Extension of Time to Exchange Expert Discovery sworn to May 7, 2008 and filed May 8, 2608; Affidavit of Timothy Barnes in Opposition to Defendant's Second Motion for an Extension of Time to Exchange Expert Discovery sworn to May 7, 2008 and filed May 8, 2008.

     (4) As the Court had yet to decide the first motion, the parties treated the first motion as if it had been granted. Therefore, defendant filed the second motion prior to the expiration of the May 6, 2008 extension period.

Claim No. 112279, Motion Nos. M-74174, M-74909                            Page 3


reasons, he cites the complexities associated with this piece of property which require more time.

Specifically, at paragraph 5 of his Affidavit, Mr. Golub states:

          5. The Gyrodyne appraisal is a very complicated one and will require much more time than typical because:

               a) the property is one of the largest contiguous parcels in its market so the valuation requires a geographically broad-based, time-consuming search for comparable land sales. I want to be sure that I present a full spectrum of relevant sales information for the Court to consider.

               b) Gyrodyne has formulated an elaborate development scheme involving a golf course surrounded by luxury homes. Its eminent domain claim posits this as the property's highest and best use. The property is zoned for industrial use, so Gyrodyne's development plan may or may not be reasonable. A proper appraisal requires that I meet with public officials to determine if Gyrodyne's plan can be realized, and I have already held some of those meetings. I need time to arrange other such meetings.

               c) Gyrodyne later formulated some alternative residential development schemes, with different numbers of homes, and some plans without the golf course. Those alternate housing plans also merit consideration and may merit value estimates.

               d) depending on the outcome of the highest and best use analysis, I may need to appraise this property based on industrial use or residential use, or both. My objective with an eminent domain appraisal is to appraise the highest market value, so it may be necessary to make several appraisals and let the highest value prove which use is highest and best.

               e) I have been collaborating with a professional engineering firm retained by the New York State Attorney General's Office, to evaluate Gyrodyne's development scheme. We have discussed alternate development schemes for industrial and

Claim No. 112279, Motion Nos. M-74174, M-74909                            Page 4


                    residential use, and the engineers' insights influence my appraisal assumptions. My collaboration with the engineering firm has been time-consuming and that will continue to be the case.

               f) the property has a number of industrial buildings, occupied by more than 50 tenants. Those buildings may be valuable if the property's industrial use is worth the most, or they could be liabilities if the land is most valuable for housing. The buildings may also have an interim value, based on their rents until they are razed to build new homes. The industrial buildings are another complication in this appraisal.


Mr. Golub's Affidavit in support of the second motion is similar to the first as to his concerns for the size and unique nature of the property. In addition, he has been attempting to meet with claimant's expert for a formal inspection of the property. As of the date of his Affidavit, the experts' schedules had not allowed for an inspection. In addition, Mr. Golub is awaiting information from claimant to allow him to properly assess the tenants and industrial area of the property.

     Claimant opposes the extensions of time sought by defendant. According to Timothy Barnes, a consultant employed by claimant, the delay in obtaining information and setting an inspection has been due to Mr. Golub. Mr. Barnes describes sporadic contact by Mr. Golub with claimant's expert or representative. There was a ten-month delay between two of Mr. Golub's phone calls, with no excuse given to Mr. Barnes for the delay.

     According to the Uniform Rules for the Court of Claims ss.206.21(g)(2), a party may obtain an extension of time by motion to the assigned judge. The Court may grant the extension, in its discretion, upon terms and conditions that maybe just. An application for an extension of time must satisfy different standards depending on whether it is made before the filing deadline expires (22

Claim No. 112279, Motion Nos. M-74174, M-74909                            Page 5


NYCRR ss. 206.21 [g] [2], "showing good cause") or after the expiration (22 NYCRR ss. 206.21 [g] [3], "showing unusual and substantial circumstances"; Dufel v State ofNew York, 187 AD2d 792). The burden of proof rests with the movant to demonstrate the circumstances which warrant the exercise of the Court's discretion (Fiesinger v State of New York, 88 Misc 2d 557, 561, citing Hogan v State of New York, 43 AD2d 876).

     In re Matter of Acquisition of Real Prop. by the Town of Guilderland, 244 AD2d 604, claimants asked for an extension of time based upon the complex and time consuming nature of the appraisal. The parties agreed to an extension of time until September 1, 1995 as the last date to file. Claimants filed their report in April 1996. The Court held:

          While claimants' dilatory conduct is not to be condoned, we are not disposed to say that Supreme Court abused its discretion by granting the requested relief. In exercising its discretion to determine whether a party has shown "good cause" for relieving a default in filing (see, 22 NYCRR 202.61 [a] [3]), the trial court must consider all of the relevant circumstances, not merely the excuse or reason proffered for the delay. Though it has been held otherwise with respect to the filing of an amended or supplemental report (see, Matter of Country Knolls Water Works [Hoffman], 229 AD2d 859, 860; Matter of City of Amsterdam v Board of Assessors, 111 AD2d 1017; Salesian Socy. v Village of Ellenville, 98 AD2d 927, 928), when the belated filing involves an initial report, the obvious and severe hardship that accrues to the offering party as a result of rejection of that report--namely, preclusion of the introduction of "any appraisal testimony on value" (22 NYCRR 202.61 [e]; see, Matter of G.T.I. Co. v Assessor &Assessment Bd. of Review, 88 Misc 2d 806,
          809)--has been deemed sufficient basis for granting the relief sought (see, Gustafson v State of New York, 56 AD2d 695, 696). If an arguably tenable excuse is proffered as well, ample foundation exists for a decision favoring the movant.

See also Matter of Honess 52 Corp. v Assessor of Fishkill, 295 AD2d 429.

Claim No. 112279, Motion Nos. M-74174, M-74909                            Page 6


     The Court notes that the first motion was filed before the appraisal deadline passed. Thus, defendant must show good cause for the extension. After examining the parties' papers, the Court grants defendant's motion to extend the time to May 6, 2008.

     The granting of defendant's first motion means that defendant's second motion was filed prior to the deadline passing. The Court notes claimant's frustration with defendant in not completing its appraisal. While the Court believes defendant has been a bit dilatory, it also accepts the explanation of defendant's expert as to the complexity of the instant appraisal. The property is 245 acres with mixed zoning of industrial and residential use. In addition, part of the property is located within the Town of Smithtown and part is in the Town of Brookhaven. The result of precluding the defendant's appraisal would be harsh and prejudicial. The result would be that no range of value would exist and claimant's value would stand as the sole evidence of the value of the property.

     While the Court grants defendant's second motion on the basis that it has shown good cause, the Court also finds unique and special circumstances (22 NYCRR ss. 206.21[g][3]) based upon the reasoning previously stated.

     Based upon the foregoing, defendant's motions (M-74174 and M-74909) for an extension of time to file its appraisal until May 6, 2008 and thereafter until November 10, 2008, are granted.

Claim No. 112279, Motion Nos. M-74174, M-74909                            Page 7


     While the Court grants the extensions, the Court shares claimant's frustration. The Court sets the date of November 10, 2008 as the final date for submission of appraisals. No further applications for an adjournment of the appraisal deadline will be accepted.


Hauppauge, New York
June 25, 2008
                                        /s/ James J. Lack
                                  ------------------------------
                                          JAMES J. LACK
                                   Judge of the Court of Claims